Exhibit 10.1.3

MCGRATH RENTCORP

2016 STOCK INCENTIVE PLAN

NOTICE OF STOCK APPRECIATION RIGHT AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted a stock appreciation right (the “SAR”) for the acquisition of shares of Common Stock, subject to the terms and conditions of this Notice of Stock Appreciation Right Award (the “Notice”), the McGrath RentCorp 2016 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Appreciation Right Award Agreement (the “Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Date of Award

Vesting Commencement Date

Base Appreciation Amount per Share

Total Number of Shares Subject to the SAR (the “Shares”)

Expiration Date:

Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Agreement, the SAR may be exercised, in whole or in part, in accordance with the following schedule:

Twenty percent (20%) of the Shares subject to the SAR shall vest twelve (12) months after the Vesting Commencement Date, and five percent (5%) of the Shares subject to the SAR shall vest on each quarterly anniversary of the Vesting Commencement Date thereafter, such that one hundred percent (100%) of the Shares subject to the SAR will have vested as of the five-year anniversary of the Vesting Commencement Date.

In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the SAR shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Administrator.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the SAR is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

McGrath RentCorp, a California corporation
By:	/s/ Dennis C. Kakures
Title:	President and CEO

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE SAR SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE SAR OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares.  The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or the website of the Company’s designated brokerage firm.  By signing below (or providing an electronic signature by clicking below) and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet or the website of the Company’s designated brokerage firm; (ii) represents that the Grantee has access to the Company’s intranet or the website of the Company’s designated brokerage firm; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

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This consent will apply to this Award as well as any future Awards made to the Grantee by the Company.  The Grantee may withdraw his or her consent to receive the Plan Documents electronically at any time by sending written notification of the Grantee’s withdrawal of his or her consent to:  Kay Dashner, Vice President of Human Resources, McGrath RentCorp, 5700 Las Positas Road, Livermore, CA 94551.  The telephone number at that location is (925) 606-9200.  Alternatively, the Grantee may send an e-mail to: kay.dashner@mgrc.com.  The Grantee agrees to provide the Company with any changes to the Grantee’s e-mail address in order to continue to receive electronic notifications and disclosures.  Changes to the Grantee’s e-mail address should be sent to the address or e-mail address listed herein.

The Grantee may receive, without charge, upon written or oral request, paper copies of any or all of the Plan Documents, documents incorporated by reference in the Form S-8 registration statement for the Plan, and the Company’s most recent annual report to shareholders by requesting them from Stock Administration at the address indicated above.

The Grantee has reviewed the Plan Documents in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of the Plan Documents.  The Grantee hereby agrees that all questions of interpretation and administration relating to the Plan Documents shall be resolved by the Administrator in accordance with Section 15 of the Agreement.  The Grantee further agrees to the venue selection in accordance with Section 16 of the Agreement.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
<first_name> <last_name>

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Award Number:

MCGRATH RENTCORP

2016 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

1. Grant of SAR.  McGrath RentCorp, a California corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Appreciation Right Award (the “Notice”), a stock appreciation right (the “SAR”) with respect to the Total Number of Shares subject to the SAR (the “Shares”) set forth in the Notice, with the Base Appreciation Amount per Share set forth in the Notice (the “Base Appreciation Amount”), subject to the terms and provisions of the Notice, this Stock Appreciation Right Award Agreement (the “Agreement”) and the Company’s 2016 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2. Restrictive Covenants.  The Grantee acknowledges and agrees that the Grantee’s eligibility for and receipt, vesting and exercise of the SAR is conditioned upon the Grantee’s compliance at all times with (a) the Company’s Proprietary Information Agreement entered into between the Grantee and the Company and (b) the Company’s governance policies, including, without limitation, the Company’s Code of Business Conduct and Ethics.

3. Exercise of SAR.

(a) Right to Exercise.  The SAR shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Agreement.  The SAR shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the SAR in the event of a Corporate Transaction or Change in Control.  The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.  In no event shall the Company issue fractional Shares.

(b) Method of Exercise.  The SAR shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the SAR, the whole number of Shares in respect of which the SAR is being exercised, and such other provisions as may be required by the Administrator.  The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company.  The SAR shall be deemed to be exercised upon receipt by the Company of such notice accompanied by, to the extent required by Section 6(b) below, all applicable withholding taxes.

(c) Section 16(b).  Notwithstanding any provision of this Agreement to the contrary, other than termination of the Grantee’s Continuous Service for Cause, if a sale within the applicable time periods set forth in Sections 7, 8 or 9 herein of Shares acquired upon the exercise of the SAR would subject the Grantee to suit under Section 16(b) of the Exchange Act, the SAR shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Grantee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Grantee’s termination of Continuous Service, or (iii) the date on which the SAR expires.

4. Issuance of Shares upon Exercise.  Subject to the restrictions set forth herein and following receipt of an exercise notice, the Company shall issue the Grantee a number of Shares equal to the “spread” divided by the Fair Market Value of a Share (measured as of the date immediately prior to the date the SAR is exercised).  The “spread” is equal to the excess, if any, of the Fair Market Value of a Share (measured as of the date immediately prior to the date the SAR is exercised) over the Base Appreciation Amount per Share multiplied by the number of SARs being exercised.  The number of Shares issued to the Grantee shall be rounded down to the nearest whole share and in no event shall the Company issue fractional shares of Common Stock.

5. Restrictions on Exercise.  The SAR may not be exercised if the issuance of Shares pursuant to such exercise would constitute a violation of any Applicable Laws.  If the exercise of the SAR within the applicable time periods set forth in Section 7, 8 and 9 of this Agreement is prevented by the provisions of this Section 5, the SAR shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the SAR is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

6. Taxes.

(a) Tax Liability.  The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the SAR, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the SAR.  Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the SAR, including the grant, vesting, assignment, exercise or cancellation of the SAR, the delivery of Shares pursuant to an exercise of the SAR, the subsequent sale of any Shares acquired upon exercise and the receipt of any dividends or dividend equivalents.  The Company does not commit and is under no obligation to structure the SAR to reduce or eliminate the Grantee’s tax liability.

(b) Payment of Withholding Taxes.  Prior to the delivery of any Shares pursuant to an exercise of the SAR that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.  Unless the Board or the compensation committee of the Board affirmatively determines to require the Grantee to make other arrangements to satisfy the Tax Withholding Obligation, the Company shall satisfy the Tax Withholding Obligation by Share withholding as set forth in Section 6(c) below.  Notwithstanding the foregoing, the Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Grantee by the Company and/or a Related Entity.

Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the SAR, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

(c) Share Withholding.  If permissible under Applicable Law, the Grantee authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares otherwise issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation.  The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation.  Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

7. Termination or Change of Continuous Service.  In the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the SAR that was vested at the date of such termination (the “Termination Date”).  The Post-Termination Exercise Period shall commence on the Termination Date. In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the SAR shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”). In no event, however, shall the SAR be exercised later than the Expiration Date set forth in the Notice.  In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the SAR shall remain in effect and the SAR shall continue to vest in accordance with the Vesting Schedule set forth in the Notice.  Except as provided in Sections 8 and 9 below, to the extent that the SAR was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the SAR within the Post-Termination Exercise Period, the SAR shall terminate.

8. Disability of Grantee.  In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the SAR that was vested on the Termination Date.  To the extent that the SAR was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the SAR within the time specified herein, the SAR shall terminate.

9. Death of Grantee.  In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the SAR pursuant to Section 10 may exercise the portion of the SAR that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date).  To the extent that the SAR was unvested on the date of death, or if the vested portion of the SAR is not exercised within the time specified herein, the SAR shall terminate.

10. Transferability of SAR.  The SAR may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the SAR may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s SAR in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.  Following the death of the Grantee, the SAR, to the extent provided in Section 9, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.  The terms of the SAR shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

11. Term of SAR.  The SAR must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.  After the Expiration Date or such earlier date, the SAR shall be of no further force or effect and may not be exercised.

12. Tax Consequences.  The Grantee may incur tax liability as a result of the Grantee’s acquisition or disposition of Shares pursuant to the Grantee’s exercise of the SAR.  THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE SAR OR DISPOSING OF THE SHARES.

13. Entire Agreement: Governing Law.  The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

14. Construction.  The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the SAR for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

15. Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

16. Venue and Jurisdiction.  The Company, the Grantee, and the Grantee’s assignees pursuant to Section 10 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Alameda) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

17. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

18. Data Privacy.

(a) The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice and this Agreement by and among, as applicable, the Grantee’s employer, the Company and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

(b) The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all SARs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(c) The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan.  The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country.  The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative.  The Grantee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan.  The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.  The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative.  The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan.  For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.

19. Language.  If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.

END OF AGREEMENT

EXHIBIT A

MCGRATH RENTCORP

2016 STOCK INCENTIVE PLAN

EXERCISE NOTICE

McGrath RentCorp

5700 Las Positas Road

Livermore, CA 94551-7800

Attention: Secretary

1. Exercise of SAR.  Effective as of today, ______________, ___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s stock appreciation right (the “SAR”) with respect to shares of Common Stock (the “Shares”) of McGrath RentCorp (the “Company”) under and pursuant to the Company’s 2016 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Appreciation Right Award Agreement (the “Agreement”) and Notice of Stock Appreciation Right Award (the “Notice”) dated <award_date>.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2. Representations of the Grantee.  The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Shareholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to any Shares issuable pursuant to the SAR, notwithstanding the exercise of the SAR.  The Company shall issue (or cause to be issued) a stock certificate for the appropriate number of Shares promptly after the SAR is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

4. Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s acquisition or disposition of Shares pursuant to the SAR.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the acquisition or disposition of Shares pursuant to the SAR and that the Grantee is not relying on the Company for any tax advice.

5. Taxes.  The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

6. Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of

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the successors and assigns of the Company.  This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

7. Construction.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8. Administration and Interpretation.  The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9. Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

11. Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

12. Entire Agreement.  The Notice, the Plan and the Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan, the Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

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Submitted by:	Accepted by:
(Grantee Name):	MCGRATH RENTCORP
By:

Title:
(Signature)
Address:	Address:
5700 Las Positas Road
Livermore, CA 94551-7800

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